Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report of Cantaloupe, Inc., a Pennsylvania corporation (the “Company”), on Form 10‑K/A for the period ended June 30, 2022 (the “Report”), I, Ravi Venkatesan, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2022	/s/ Ravi Venkatesan
Ravi Venkatesan Chief Executive Officer